Exhibit 10.1

XINYUAN REAL ESTATE CO., LTD.

2015 STOCK OPTION PLAN

Section 1.     Purpose

The purpose of the 2015 Stock Option Plan (the “Plan”) of Xinyuan Real Estate Co., Ltd., a Cayman Islands holding company (the “Company”), is to promote the interests of the Company by enabling it to attract, retain and motivate key employees and directors responsible for the success and growth of the Company and its subsidiaries by providing them with appropriate incentives and rewards and enabling them to participate in the growth of the Company. The Plan provides for the grant of Options to purchase shares of Company Stock. Options granted under the Plan shall be Non-Qualified Stock Options.

Certain capitalized terms used in this Plan are defined in Section 2.

Section 2.     Definitions

(a)                “Award” means an Option granted under the Plan.

(b)               “Award Agreement” means the written agreement or other written instrument between the Company and a Participant that evidences and sets forth the terms, conditions and restrictions pertaining to a Participant’s Award.

(c)                “Board” means the Board of Directors of the Company.

(d)               “Cause” means (i) misconduct by the Participant in the performance of the Participant’s duties and obligations to the Company or its Subsidiaries; (ii) dishonesty, fraud, breach of duty of loyalty, insubordination, violation of Company policies, gross negligence, gross incompetence, any intentional act contrary to the interests of the Company, embezzlement or misappropriation by the Participant relating to the Company or any of its affiliates or any of their funds, properties or assets or failure to follow any lawful directive of the Board; (iii) the neglect or failure by the Participant, after written notice and thirty (30) days to cure (or such shorter period of cure as the Board reasonably determines is necessary to avoid an adverse effect on the business of the Company), to perform the duties assigned to him or her or; (iv) any material breach of any employment agreement, noncompetition agreement or other agreement with the Company and/or its affiliates; (v) the conviction by Participant or plea of nolo contendere (or similar plea) to any facts constituting a felony or a misdemeanor involving moral turpitude; (vi) acting in a manner or making any statements which the Board reasonably determines to have an adverse effect on the reputation, operations, prospects or business relations of the Company or its affiliates (vii) any conduct by Participant which is reported in the general or trade press or otherwise achieves general notoriety and which is scandalous, immoral, or illegal, or (viii) the Participant’s use of controlled substances or alcohol in any manner that interferes with the performance of his or her duties. Determination of Cause will be made by the Board in its sole discretion.

(e)                “Change in Control” means the occurrence of any of the following events:

(i)                 The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), within any period of 12 consecutive months, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or

(ii)               Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease, within any period of 12 consecutive months, for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)             Consummation of a reorganization, merger or consolidation of the Company(a “Business Combination”) or a sale or other disposition of all or substantially all of the assets of the Company having a total gross fair market value equal to or more than 50% of the Outstanding Company Common Stock or Outstanding Company Voting Securities other than to a related party, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)             Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f)                “Committee” means a committee of the Board, as described in Section 3(a).

(g)                “Director” means a non-employee member of the Board.

(h)               “Employee” means any individual who is an employee of the Company or a Subsidiary.

(i)                 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(j)                 “Exercise Price” means the amount for which one Share may be purchased when an Option is exercised, as specified by the Board in the applicable Award Agreement.

(k)               “Fair Market Value,” as of a particular date, means:

(i)                 if the Shares are then listed or admitted to trading on the New York Stock Exchange or another national securities exchange or such other regulated market, or reported on NASDAQ, the closing price of a Share on the New York Stock exchange, on another national securities exchange or on NASDAQ as of the last trading day on which the Shares were sold or reported prior to the date of determination; or

(ii)               if the Shares are not then listed or admitted to trading on the New York Stock Exchange or another national securities exchange or such other regulated market or reported on NASDAQ, such value as the Board, acting in good faith and in compliance with Code Section 409A, determines.

(l)                 “Nonqualified Stock Option” or “NQSO” means a stock option granted pursuant to the Plan that is not intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”).

(m)             “Option” means a NQSO granted under the Plan that entitles the holder to purchase Shares.

(n)               “Participant” means a person selected by the Board to receive an Award under the Plan.

(o)               “Performance Objective” means one or more objective, measurable performance factors as determined by the Board with respect to each Performance Period based upon one or more of the factors set forth in Section 9(b) of the Plan.

(p)               “Performance Period” means a period for which Performance Objectives are set and during which performance is to be measured to determine whether a Participant is entitled to payment of an Award under the Plan. A Performance Period may coincide with one or more complete or partial calendar or fiscal years of the Company. Unless otherwise designated by the Board, the Performance Period will be based on the calendar year.

(q)               “Publicly Held Corporation” means a corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

(r)                 “Service” means service as an Employee or Director.

(s)                “Share” means one share of Stock issuable under an Award, as adjusted in accordance with Section 12 hereof (if applicable).

(t)                 “Stock” means the common shares of the Company.

(u)               “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan will be considered a Subsidiary commencing as of that date.

Section 3.     Administration

(a)                Committees of the Board. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), the composition of which shall satisfy applicable requirements of any stock exchange on which the Shares are traded. The Committee will consist of two or more members of the Board, and will have the authority and be responsible for those functions assigned to it by the Board. Any reference to the Board in the Plan will be construed as a reference to the Committee, if any, to which the Board assigns all functions in connection with the Plan.

(b)               Powers of the Board. Subject to the provisions of the Plan, the Board has the discretionary authority and power to:

(i)                 Determine and designate those individuals selected to receive Awards;

(ii)               Determine the terms of Awards, including the time at which each Award will be granted and the number of Shares subject to each Award;

(iii)             Establish the terms and conditions upon which Awards may be exercised, vested or paid (including any requirements that the Participant or the Company satisfy performance criteria or Performance Objectives);

(iv)             Prescribe, amend, or rescind any rules and regulations necessary or appropriate for the administration of the Plan;

(v)               Grant Awards in substitution for options or other equity interests held by individuals who become Employees of the Company or one of its Subsidiaries as a result of the Company’s acquiring or merging with the individual’s employer. If necessary to conform the Awards to the interests for which they are substitutes, the Board or a Committee may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires.

(vi)             Correct any defect, supply any deficiency, and reconcile any inconsistency in the Plan or in any related Award or agreement; and

(vii)           Make other determinations and take such other action in connection with the administration of the Plan as it deems necessary or advisable.

(c)                Delegation of Duties. The Board may delegate to the Chairman of the Board any of its duties and authority under the Plan pursuant to such conditions or limitations as the Board may establish from time to time including, without limitation, the authority to recommend individuals for the grant of Awards and the form and terms of their Awards; provided, however, the Board may not delegate to any person the authority (i) to grant Awards or (ii) to take any action which would contravene the requirements of the Sarbanes-Oxley Act of 2002.

(d)               Interpretation of Plan. The Board has the discretionary authority and power to interpret and construe the Plan and all related Awards and agreements, to resolve any ambiguities and determine the amount of benefits payable to a person under the Plan. All decisions, interpretations and determinations of the Board with respect to the Plan will be final and binding on all Participants and all persons deriving their rights from Participants.

(e)                Indemnification. Each member of the Board is indemnified and held harmless by the Company against any cost or expense (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan to the extent permitted by applicable law. This indemnification is in addition to any rights of indemnification a member may have as a Director or otherwise under the Memorandum and Articles of Association of the Company or a Subsidiary, any agreement, any vote of shareholders or disinterested directors, or otherwise.

Section 4.     Eligibility

General Rule. All Employees and Directors of the Company or any Subsidiary who are capable of contributing significantly to the successful performance of the Company, in the determination of the Board, are eligible to be Participants in the Plan and to be granted an Award.

Section 5.     Stock Subject To Plan

(a)                Basic Limitation. The aggregate number of Shares that may be issued under the Plan or covered by Awards must not exceed 20,000,000 common shares, subject to adjustment pursuant to Section 8. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The number of Shares that are subject to Awards outstanding at any time under the Plan must not exceed the number of Shares that then remain available for issuance under the Plan.

(b)               Additional Shares. In the event that any outstanding Award for any reason expires, is terminated unexercised, or is forfeited or settled or in a manner that results in fewer shares outstanding than were initially awarded, the Shares subject to the Award, to the extent of such expiration, termination, or forfeiture, again will be available for purposes of the Plan. If Shares issued under the Plan are reacquired by the Company, those Shares again will be available for purposes of the Plan. Without limiting the foregoing, if payment for the exercise of an Award is made by transfer to the Company of Shares owned by the Participant, the shares transferred to the Company will be added to the Company’s treasury or canceled and become authorized and unissued shares.

Section 6.     Terms And Conditions Of Options

(a)                Written Agreement. Each grant of an Option under the Plan will be evidenced by an Award Agreement between the Participant and the Company. The Award will be subject to terms and conditions that are consistent with the Plan and that the Board deems appropriate for inclusion in an Award Agreement. The provisions of Award Agreements entered into under the Plan need not be identical.

(b)               Number of Shares. Each Award Agreement will specify the formula for determining the number of Shares that are subject to the Option and will provide for the adjustment of that number in accordance with Section 8.

(c)                Exercise Price. Each Award Agreement pertaining to an Option will specify the Exercise Price as determined by the Board. The Exercise Price of Options awarded to United States taxpayers shall not be less than 100% of the Fair Market Value of a Share on the date of grant,except where a lower Exercise Price is required to comply with Code Section 409A or Section 424 in the event of an Option substitution, or except as provided under Section 8(a) relating to capitalization adjustments.

(d)               Term. The Award Agreement will specify the term of the Option. The Board in its sole discretion may determine when an Option is to expire, except that the term may not exceed ten years from the date of grant.

(e)                Exercisability of an Option. Each Award Agreement granting an Option to a Participant will specify when all or any installment of the Option becomes exercisable. The exercisability provisions of any Award Agreement will be determined by the Board in its sole discretion.

(f)                No Rights as a Shareholder. Unless otherwise specified in an Award Agreement, a Participant, or a transferee of a Participant, has no rights as a shareholder with respect to any Shares covered by an Option prior to the date of issuance to the Participant or transferee of a certificate or certificates for the Shares.

(g)                Method of Exercise and Payment. Options shall be exercised by the delivery of a signed written notice of exercise to the Company which must be received as of a date set by the Company in advance of the effective date of the proposed exercise. The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Exercise Price upon exercise of any Option shall be payable to the Company in full in the following manner:

(h)               in cash or cash equivalents when the Shares are purchased;

(i)                 subject to prior approval by the Board in its discretion, by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant. These Shares will be surrendered to the Company in good form for transfer and will be valued at their Fair Market Value on the date when the Option is exercised. Unless the Board otherwise determines, the Participant will not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if that action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes;

(ii)               subject to prior approval by the Board in its discretion, with a full recourse promissory note. These Shares will be pledged as a security for payment of the principal amount of the promissory note and interest on it. The interest rate payable under the terms of the promissory note will not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board (at its sole discretion) will specify the term, interest rate, amortization requirements (if any) and other provisions of the note;

(iii)             subject to prior approval by the Board in its discretion, and if the Stock is publicly traded, by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes;

(iv)             subject to prior approval by the Board in its discretion, and if the Stock is publicly traded, by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge the Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes; or

(v)               subject to prior approval by the Board in its discretion, any combination of the above methods of payment.

Notwithstanding anything to the contrary in this Section 6, as long as the Company is a Publicly Held Corporation, any payment by a promissory note or a broker-assisted exercise may be made only if and to the extent that the Company determines that it is permissible under section 402 of the Sarbanes-Oxley Act of 2002 as amended from time to time.

Section 7.     Termination Of Service

(a)                Termination of Service.

(i)                 Unless otherwise provided in the Award Agreement, upon termination of a Participant’s Service for any reason other than for death or disability, all unvested portions of any outstanding Awards shall be immediately forfeited without consideration, and the Participant shall have a period of three (3) months (twelve (12) months in the case of termination of Service due to death or disability), commencing with the date the Participant’s Service has terminated, to exercise the vested portion of any outstanding Options, subject to the term of the Option. The Participant may exercise all or part of his or her Options at any time before their expiration under this subsection, but only to the extent that the Options had become exercisable before the date the Participant’s Service terminated. Those Options that are not exercisable immediately before the date of termination of Service will expire on the date of termination of Service. If the Participant dies after the termination of his or her Service but before the expiration of the Participant’s Options, all or part of the Options may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired the Options directly from the Participant by beneficiary designation, bequest or inheritance, or by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Participant’s Service terminated (or became exercisable as a result of the termination of Service). "Disability" shall mean a severe physical or mental impairment that has either lasted, or can be expected to last, for a minimum of 6 months, or is expected to result in death, and which prevents an individual from engaging in substantial employment.

(ii)               Unless otherwise provided in the Award Agreement or in an employment or other compensation agreement between the Participant and the Company or any of its Subsidiaries, for purposes of this Subsection (b), the date of termination of Service occurs on the date the Participant is given notice of termination by the Company, the date on which the Participant elects to terminate his or her employment with the Company, and in the event of death or disability, the date of death or disability shall be deemed as the date of termination of Service.

(iii)             Notwithstanding the forgoing, if the Participant’s Service is terminated due to any Cause, then such Participant’s Options shall be terminated, whether or not such Options are vested or unvested, and/or whether or not such Options are exercised or unexercised. The Company and/or its assignee(s) may at its own discretion, by giving written notice to such Participant, elect to repurchase all or any of the vested and exercised portion of the outstanding Options held by the Participant, at the purchase price equal to the Exercise Price paid by such Participant.

(b)               Leaves of Absence. Service will be deemed to continue while the Participant is on a bona fide leave of absence for less than six months, or if longer, if the Participant retains a right to reemployment with the Company under an applicable law or under the terms of a contract (as determined by the Company).

Section 8.     Adjustment Of Shares; Corporate Events

(a)                Capitalization Adjustments. If the outstanding shares of Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the Board shall,in order to prevent enlargement or diminution of the benefits or potential benefits intended to be made available under the Plan,make such appropriate and proportionate adjustments as it deems necessary or appropriate in one or more of (i) the number and class of shares subject to the Plan, (ii) the number of shares or class of shares covered by each outstanding Award and (iii) the Exercise Price or grant price under each outstanding Option or SAR.

(b)               Corporate Transactions. In the event that the Company is a party to a Change in Control, the Board may provide for any of the following: (i) the cancellation of each outstanding Award after payment to the Participant of an amount, if any, in cash or cash equivalents equal to (x) the Fair Market Value of the Shares subject to the Award at the time of the merger, consolidation or other reorganization minus, in the case of an Option, (y) the Exercise Price and grant price of the Shares subject to the Option; (ii) the assumption or continuation by any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) of any or all Awards outstanding under the Plan or substitution of similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any assignment by the Company to the successor of the Company (or the successor’s parent company, if any) of any reacquisition or repurchase rights held by the Company in respect of Shares issued pursuant to Awards, in connection with such Change in Control, provided that the terms of any assumptions, continuation or substitution shall be in accordance with the requirements of Code Section 409A or Section 424; (iii) the acceleration of exercisability or vesting of all or a portion of the Awards (in full or in part) to a date prior to the effective time of such Change in Control (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine, and (iv) termination of Awards if not exercised (if applicable) at or prior to the effective time of the Change in Control, and lapse of any reacquisition or repurchase rights held by the Company with respect to such Awards (contingent upon the effectiveness of the Corporate Transaction).

(c)                Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent that it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(d)               Reservation of Rights. Except as provided elsewhere in this Plan, a Participant has no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of shares of Stock of any class, or securities convertible into shares of Stock of any class, will not affect the number of Shares subject to an Award or the Exercise Price or grant price of Shares subject to an Option. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

Section 9.     Performance Awards

(a)                Performance Rules. Subject to the terms of the Plan, the Board will have the authority to establish and administer performance-based grant and/or vesting conditions and Performance Objectives with respect to such Awards as it considers appropriate, which Performance Objectives must be satisfied, as the Board specifies, before the Participant receives or retains an Award or before the Award becomes nonforfeitable.

(b)               Performance Objective. Performance Objectives will be based on one or more of the following performance-based measures determined based on the Company and its Subsidiaries on a group-wide basis or on the basis of Subsidiary, business platform, or operating unit results: (i) earnings per share (on a fully diluted or other basis), (ii) pretax or after tax net income, (iii) operating income, (iv) gross revenue, (v) profit margin, (vi) stock price targets or stock price maintenance, (vi) working capital, (vii) free cash flow, (viii) cash flow, (ix) return on equity, (x) return on capital or return on invested capital, (xi) earnings before interest, taxes, depreciation, and amortization (EBITDA), (xii) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or (xiv) any combination of these measures. The Board shall determine whether such Performance Objectives are attained, and such determination will be final and conclusive. Each Performance Objective may be expressed in absolute and/or relative terms, may be based on or use comparisons with internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, business platforms, and/or operating units) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Objectives may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets. If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business, or other vents or circumstances render performance goals to be unsuitable, the Board may modify such Performance Objectives in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Board may determine that the Performance Objectives or Performance Period are no longer appropriate and may (i) adjust, change or eliminate the Performance Objectives or the applicable Performance Period as it deems appropriate to make such objectives and period comparable to the initial objectives and period, or (ii) make a cash payment to the participant in amount determined by the Board.

Section 10. Conditions Upon Issuance Of Shares

(a)                Securities Law Requirements. Shares may not be issued under the Plan unless the issuance and delivery of these Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated under it, state and federal securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities then may be traded.

(b)               Investment Representations. As a condition to the exercise of an Option, the Board may require the person exercising the Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)                Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, will relieve the Company of any liability in respect of the failure to issue or sell those Shares as to which the requisite authority has not been obtained.

Section 11. Withholding Taxes

As a condition to the grant, exercise of, issuance of Stock under, or other settlement of an Award, the Participant will make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, exercise, issuance or other settlement.

Section 12. Nontransferability of Awards and Shares

Except as the Board may otherwise determine or provide in an Award Agreement, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. Any Shares issued in respect of an Award may be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. These restrictions will be set forth in the applicable Award Agreement and will apply in addition to any restrictions that may apply to holders of Shares generally. The Company will be under no obligation to sell or deliver Shares covered by an Award under the Plan unless the Participant executes an agreement giving effect to the restrictions in the form prescribed by the Company.

Section 13. No Retention Rights

Nothing in the Plan or in any Award granted under the Plan will confer on the Participant any right to continue in Service for any period of time or will interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary) or of the Participant, which rights are expressly reserved by each, to terminate his or her Service at any time and for any reason.

Section 14. Duration And Amendments

(a)                Term of the Plan. The Plan is effective on June 24, 2015, the date of its adoption by the Board. The Plan will terminate automatically on June 24, 2025, 10 years after its adoption by the Board, and may be terminated on any earlier date pursuant to subsection (b) below.

(b)               Right to Amend Awards. The Board at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment without the consent of the Participant.

(c)                Effect of Amendment or Termination. No Shares will be issued or sold under the Plan after its termination, except on exercise of an Option granted prior to the termination. No amendment, suspension, or termination of the Plan will, without the consent of the Participant, alter or impair any rights or obligations under any Award previously granted under the Plan.

(d)               Compliance with Code Section 409A. In the case of US taxpayers, it is intended that the Awards granted under the Plan shall be exempt from, or in compliance with Code Section 409A. In the event any of the Awards issued under the Plan are subject to Code Section 409A it is intended that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to a Participant under Code Section 409A and regulations and other interpretive guidance issued thereunder, including that issued after the date hereof (collectively, “Section 409A”). The Plan shall be interpreted to that end and, consistent with that objective and notwithstanding any provision herein to the contrary, the Company may unilaterally take any action it deems necessary or desirable to amend any provision herein to avoid the application of or excise tax under Section 409A. Further, no effect shall be given to any provision herein in a manner that reasonably could be expected to give rise to adverse tax consequences under that provision. Neither the Company nor its current employees, officers, directors, representatives or agents shall have any liability to any current or former Participant with respect to any accelerated taxation, additional taxes, penalties or interest for which any current or former Participant may become liable in the event that any amounts payable under the Plan are determined to violate Section 409A.

Section 15. Applicable Law

The Plan and all Options granted under it will be construed and interpreted in accordance with, and governed by, the laws of the Cayman Islands, other than its laws regarding choice of law.

Section 16. Execution

To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute it.

XINYUAN REAL ESTATE CO., LTD.

By:	/s/ Huaiyu Liu
Name:	Huaiyu Liu
Title:	Chief Financial Officer

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